SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Cottonwood Communities, Inc.

(Exact name of registrant as specified in its charter)

Maryland	61-1805524
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-215272

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share

Class T Common Stock, $0.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The descriptions of the Class A and Class T shares of common stock, $0.01 par value per share, of Cottonwood Communities, Inc. (the “Company”) registered hereby are incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the prospectus contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2016 (File No. 333-215272) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2.	EXHIBITS

1.	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

2.	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016)

3.	Articles Supplementary for the Class A shares of common stock (incorporated by reference to Exhibit 3.1 on Form 8-K (No. 333-215272) filed August 19, 2019)

4.	Articles Supplementary for the Class T shares of common stock (incorporated by reference to Exhibit 3.2 on Form 8-K (No. 333-215272) filed August 19, 2019)

5.	Articles of Amendment (incorporated by reference to Exhibit 3.3 on Form 8-K (No. 333-215272) filed August 19, 2019)

6.	Articles Supplementary – Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2019)

7.	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

8.	Form of Subscription Agreement (incorporated by reference to Appendix A to the prospectus that is part of Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed October 9, 2019)

9.	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Appendix B to the prospectus that is part of Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed October 9, 2019)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COTTONWOOD COMMUNITIES, INC.

Date: April 29, 2020	By:	/s/ Adam Larson
Adam Larson
Chief Financial Officer